Exhibit 10.6

Agreement

BETWEEN:

Aquinox Pharmaceuticals (Canada) Inc. (“Employer”)

and

[Executive Name] (“Executive”)

WHEREAS:

A.	Executive has been employed by Employer since [date]; and

B.	Executive and Employer have agreed that Executive’s salary will be set in US Dollars but paid in Canadian Dollars commencing January 1, 2016; and

C.	Executive and Employer have agreed that the terms and conditions on which the salary will be set in US Dollars and paid in Canadian Dollars are hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are acknowledged by the Executive as adequate consideration for entering into this Agreement, the parties agree as follows:

1.	Commencing January 1, 2016, the Executive’s pay will be set in US Dollars.

2.	On a semi-monthly basis, the US Dollar amount will be converted to Canadian Dollars at the Bank of Canada exchange rate that is in place 5 days prior to each pay date for the purposes of Canadian payroll, and the amount deposited to the Executive’s bank account will be in Canadian dollars.

3.	The Executive agrees and understands that the exchange rate between US and Canadian Dollars may vary either in the Executive’s favour or in the Employer’s favour (the Exchange Rate Variance”), and the Executive accepts that such Exchange Rate Variance is an accepted term and condition of employment.

4.	The Executive agrees to release the Employer, and any affiliated companies and agents, directors, officers, servants and employees from any claim or demand, cause of action, damages, expenses and compensation of any kind which may arise out of or are in any manner directly connected to the Exchange Rate Variance rate from time to time and agrees not to initiate any proceeding or claim in respect of same.

5.	The Executive represents and warrants that he or she has fully read and understand the contents, terms and effect of this agreement and that she or he has had the opportunity to obtain independent legal advice as to its terms and acknowledge that the Employer relies on this representation and declaration in continuing to provide the Executive’s salary based on the US Dollar amount.

6.	This Agreement will be governed by and construed and interpreted in accordance with the laws of the Province of British Columbia without regard to principles of conflict of laws.

IN WITNESS WHEREOF, the Parties have executed this Agreement on this      day of                     , 2016.

Aquinox Pharmaceuticals (Canada) Inc.

David Main
President and CEO

[Executive Name]